UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2011 (January 20, 2011)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
     On January 20, 2011, Fentura Financial, Inc. (the “Company”) amended it definitive agreement to sell West Michigan Community Bank to a private investor group that was entered into on April 28, 2010. The second amendment calls for an increase in the required ALLL from $2 million to $2.2 million and contemplates a January 31, 2011 closing date. The definitive agreement was previously amended in September 2010 to extend the closing date in order to permit additional time for required regulatory approvals which have now been received.
     The Company’s announcement and the amendment are attached as exhibits 99.1 and 10.1, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number
10.1	Second Amendment to Stock Purchase Agreement

99.1	Fentura Financial, Inc. Announcement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill,
President and Chief Executive Officer

Dated: January 26, 2011

EXHIBIT INDEX
Exhibit Number
10.1	Second Amendment to Stock Purchase Agreement

99.1	Fentura Financial, Inc. Announcement